Exhibit 99.1

News Corporation

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2005

NEWS CORPORATION REPORTS THIRD QUARTER

OPERATING INCOME OF $889 MILLION; GROWTH OF

9% OVER THIRD QUARTER A YEAR AGO

REVENUES INCREASE 17% TO $6.0 BILLION

QUARTER HIGHLIGHTS

•	Cable Network Programming operating income up 55% on advertising revenue growth at Fox News, higher affiliate and advertising revenues at FX and lower programming costs at the Regional Sports Networks.

•	Continued robust home entertainment sales of film and television titles drive Filmed Entertainment operating income up 15%.

•	Television segment operating income down 15% as STAR’s growing profitability was offset primarily by higher programming costs at the FOX network. Network ratings during the quarter grew 11% versus prior year.

•	SKY Italia operating results continue to improve with a growing subscriber base that now exceeds 3.2 million.

•	Print segments report earnings contributions in line with a year ago in aggregate as both advertising growth and the inclusion of Queensland Press’ results within Australian newspapers were primarily offset by increased depreciation costs in the UK and pricing declines at Magazines and Inserts’ free standing inserts division.

•	Completed acquisition of the 17.9% interest in Fox Entertainment Group, Inc. that the Company did not own.

NEW YORK, NY, May 4, 2005 – News Corporation (NYSE: NWS, NWSA; ASX: NWS, NWSLV) today reported third quarter consolidated revenues of $6.0 billion, a 17% increase over the $5.2 billion in the prior year, and consolidated operating income of $889 million, up 9% over the $815 million a year ago. The year-on-year operating income growth was driven by double-digit percentage increases at the Filmed Entertainment and Cable Network Programming segments.

Net income for the third quarter was $400 million, ($0.13 diluted earnings per share on a combined basis1), a decrease of $34 million from the $434 million ($0.15 diluted earnings per share on a combined basis1) reported in the third quarter a year ago. Higher consolidated operating income and an improvement in equity earnings of affiliates were more than offset by a $77 million loss recognized on the restructuring of the Company’s investment in Regional Programming Partners which is included in Other, net.

(1)	See supplemental financial data on page 15 for detail on earnings per share.

News Corporation EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2005

Commenting on the results, Chairman and Chief Executive Officer Rupert Murdoch said:

“Our third quarter results were led by the strong performances of our filmed entertainment and cable network programming segments and was achieved despite a weaker performance at television. While the television segment was down year-on-year, reflecting higher programming costs and the soft advertising marketplace in the US, our stations generated record market share and the broadcast network, on the heels of its victory during the February sweeps, is poised to win the broadcast season ratings race for the first time in its history. SKY Italia, buoyed by revenue expansion of 20% in local currency, continued on its path to profitability – which we expect to deliver for the first time in the fourth quarter—as subscriber churn remained at low levels. And we are also pleased with the operating progress being demonstrated by DIRECTV, with net new subscriber additions of 505,000 during the quarter and an encouraging reduction in churn. The financial and operational momentum we have maintained across our broad asset base gives us confidence in our ability to achieve the fiscal year targets we have set.”

Consolidated Operating Income

	3 Months Ended March 31,		9 Months Ended March 31,
	2005	2004	2005		2004
	US $ Millions
Filmed Entertainment	$251	$218	$949		$810
Television	221	260	608		599
Cable Network Programming	172	111	565		368
Direct Broadcast Satellite Television	(21)	(24)	(247)		(251)
Magazines and Inserts	79	84	216		205
Newspapers	186	176	488		448
Book Publishing	30	36	152		152
Other	(29)	(46)	(122	) (a)	(74)

Total Consolidated Operating Income	$889	$815	$2,609		$2,257

(a)	The nine months ended March 31, 2005 include $49 million of costs associated with our reincorporation in the United States.

REVIEW OF OPERATING RESULTS

FILMED ENTERTAINMENT

The Filmed Entertainment segment reported record third quarter operating income of $251 million, up 15% versus the $218 million reported in the same period a year ago. The current quarter results primarily reflect strong worldwide theatrical revenues and increased contributions from film and television home entertainment releases.

Third quarter film results were largely driven by the worldwide home entertainment release of Alien vs. Predator, the domestic home entertainment performance of Napoleon Dynamite and continued international home entertainment contributions from I, Robot. In addition, the current quarter included the initial results and related releasing

News Corporation EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2005

costs from several strong theatrical releases, most notably Robots and Hide & Seek, as well as the continued success of Sideways. The third quarter a year ago included the worldwide home entertainment performance of The League of Extraordinary Gentlemen and the worldwide theatrical performance of Cheaper By The Dozen.

Twentieth Century Fox Television (TCFTV) also reported increased contributions versus the third quarter a year ago primarily reflecting sustained momentum in home entertainment sales, most notably from Family Guy and 24. Several TCFTV shows have increased their ratings year on year and continue to perform well including 24 and Reba.

TELEVISION

The Television segment reported third quarter operating income of $221 million, a decrease of $39 million versus the same period a year ago, primarily reflecting higher contributions from STAR and Fox Television Stations which were more than offset by a decline at the FOX Broadcasting Company (FBC).

Fox Television Stations’ (FTS) third quarter operating income was up 6% over prior year, despite softness in the overall advertising market and the negative impact of local people meters, as FTS achieved record market share primarily due to FBC’s airing of Super Bowl XXXIX and the Daytona 500 as well as from primetime ratings strength led by American Idol. Current-year growth also reflects a decrease in entertainment programming costs as a result of lower costing syndicated programming which more than offset the expansion of local news in several FTS markets.

At the FOX Broadcasting Company, third quarter operating results decreased compared to a year ago as increased advertising revenues from higher pricing for the primetime entertainment schedule as well as additional revenues from airing Super Bowl XXXIX were more than offset by increased programming costs. The higher programming costs were a result of the Super Bowl broadcast as well as increased license fees on returning programs and several new series cancellations. Ratings during the quarter grew 11% and included FBC’s first place finish during the February sweeps, led by the growth of returning series American Idol and 24 as well as strong ratings from the new hit series House.

STAR’s third quarter operating income increased more than 60%, as advertising and subscription revenue gains drove total revenue up 10%. Higher revenues primarily reflect the continued strength of STAR Plus, as well as contributions from several new channels in India, including STAR One, another Hindi entertainment channel.

CABLE NETWORK PROGRAMMING

Cable Network Programming reported third quarter operating income of $172 million, an increase of $61 million over last year’s result. The 55% growth reflects continued advertising and affiliate strength at Fox News Channel and FX, the lack of NHL programming costs at the Regional Sports Networks due to the cancellation of the season and the absence of losses from the Los Angeles Dodgers which was sold during fiscal 2004.

News Corporation EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2005

Fox News Channel (FNC) reported operating income growth of 45% compared to the third quarter a year ago fueled primarily by double-digit advertising revenue growth which was partially offset by higher costs associated with covering international breaking news stories. Viewership during the quarter was up 15% in primetime and 5% on a 24-hour basis and for the fourth consecutive quarter FNC had more total viewers than CNN, MSNBC, Headline News and CNBC combined.

At our other cable channels (including the Regional Sports Networks (RSNs), the FX Channel (FX) and SPEED Channel) operating profit improved 44% during the quarter driven by double-digit revenue growth at FX and SPEED Channel and lower sports costs at the RSNs as a result of the NHL lockout. The revenue gains at FX were driven primarily by higher advertising from ratings growth and increased pricing, as well as higher affiliate revenues from increased rates and additional subscribers. These revenue gains were partially offset by higher programming costs primarily from additional airings of original hit series Nip/Tuck and Rescue Me as well as the addition of new syndicated series. Following the quarter, The Shield’s fourth season delivered the highest premiere of any cable series, season-to-date on either basic or pay–TV, with household ratings up 37% over prior year.

DIRECT BROADCAST SATELLITE TELEVISION

SKY Italia reported a third quarter operating loss of $21 million versus $24 million a year ago on local currency revenue growth of 20%. The improvement versus the prior year primarily reflects strong subscriber additions over the past year with more than 136,000 net new subscribers added during the third quarter alone. SKY Italia’s subscriber base exceeded 3.2 million at quarter end. The revenue growth was mostly offset by increased programming spending during the quarter primarily due to the broadcast of additional soccer matches and movie titles as well as the addition of ten new entertainment and news channels on the basic programming tier.

MAGAZINES AND INSERTS

The Magazines and Inserts segment reported third quarter operating income of $79 million versus $84 million in the third quarter a year ago. Increased contributions from the InStore division on higher advertising revenues were more than offset by declines at the Free Standing Inserts division primarily from lower rates.

NEWSPAPERS

The Newspaper segment reported third quarter operating income of $186 million, a 6% increase versus the same period a year ago primarily reflecting advertising revenue growth in Australia and the inclusion of results from the Queensland Press Group which was fully consolidated for this quarter.

The Australian newspaper group reported a 67% increase in operating income in local currency terms, primarily driven by a robust advertising market and the inclusion of results from the Queensland Press Group. Advertising revenue growth was spread

News Corporation EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2005

across display advertising, with sustained strength in the national and retail sectors, as well as classified advertising, where the employment market continued its robust growth.

The U.K. newspaper group reported an operating income decline of 26% in local currency terms as circulation revenue gains were more than offset by significantly increased depreciation costs associated with the development of new printing operations. Circulation revenue growth was led by increased sales from moving fully to a compact version of The Times as well as an increased cover price at The News of the World.

BOOK PUBLISHING

HarperCollins reported operating income of $30 million during the quarter versus $36 million reported in the same period a year ago which included strong sales of Zondervan’s The Purpose Driven Life. Current quarter results included strong sales of Lemony Snicket’s A Series of Unfortunate Events, Winning by Jack Welch and Witness by Amber Frey. During the third quarter, HarperCollins had 38 books on The New York Times bestseller list including five titles that reached number one.

OTHER ITEMS

On March 21, 2005 the Company completed its previously announced acquisition of the 17.9% interest in Fox Entertainment Group, Inc. (FEG) that the Company did not own. Under the terms of the exchange offer and subsequent merger of FEG into the Company’s wholly owned subsidiary, holders of Fox Class A Common Stock received 2.04 shares of the Company’s Class A Shares.

Following the quarter, the Company, along with Cablevision Systems Corporation, completed its previously announced agreement to restructure its ownership of six regional sports networks held in the jointly owned Regional Programming Partners venture. As a result of this transaction, the Company now owns 100% of Fox Sports Ohio, Fox Sports Florida, Fox Sports Net and National Advertising Partners and no longer has an ownership interest in Madison Square Garden and its properties, Fox Sports Chicago and Fox Sports New England. During the March quarter, the Company recognized a loss of approximately $77 million on this transaction which is included in Other, net.

News Corporation EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2005

REVIEW OF ASSOCIATED ENTITIES RESULTS

Third quarter net earnings from associated entities were $91 million versus earnings of $71 million in the same period a year ago. The improvement was primarily due to increased contributions from BSkyB partly offset by higher losses at The DIRECTV Group.

The Company’s share of associated entities’ earnings (losses) is as follows:

			3 Months Ended March 31,		9 Months Ended March 31,
	% Owned		2005	2004	2005	2004
			US $ Millions		US $ Millions
BSkyB	36.3	% (a)	$107	$90	$249	$199
The DIRECTV Group, Inc.	33.9	% (b)	(40)	(27)	(217)	(27)
Sky Brasil	49.7%		(2)	(6)	23	(20)
Innova	30.0%		6	4	17	(10)
FOXTEL	25.0%		(3)	(8)	(17)	(15)
Other Associates	Various	(c)	23	18	99	(39)

Total associated entities’ earnings (losses)			$91	$71	$154	$88

Further details on the associated entities follow.

(a)	Due to BSkyB’s stock repurchase program, News’ ownership in BSkyB increased from 35.8% as of December 31, 2004 to 36.3% as of March 31, 2005.

(b)	The Company acquired a 34% interest in The DIRECTV Group on December 22, 2003.

(c)	Primarily comprising Gemstar-TV Guide International, Fox Cable Networks associates, Independent Newspapers Limited, and Queensland Press (through November 12, 2004).

News Corporation EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2005

BSkyB (in STG and UK GAAP)(1)

	3 Months Ended March 31,		9 Months Ended March 31,
	2005	2004	2005	2004
	Millions		Millions (except subscribers)
Revenues	£1,015	£931	£2,960	£2,697
Operating income	192	126	489	351
Net income	£119	£113	£273	£243

News’ reportable 36.3% share (in US$ and US GAAP)	$107	$90	$249	$199

Net debt			£414	£662
Ending Subscribers			11,565,000	11,151,000
DTH Subscribers			7,704,000	7,274,000

The DIRECTV Group, Inc. (1)

	3 Months Ended March 31,		9 Months Ended March 31,
	2005	2004	2005	2004*
	Millions		Millions (except subscribers)
Revenues	$3,148	$2,493	$9,372	$2,493
Operating loss	(54)	(96)	(2,049)	(96)
Net loss	$(41)	$(639)	$(1,338)	$(639)

News’ reportable 33.9% share	$(40)	$(27)	$(217)	$(27)

Net (cash) debt			$(259)	$1,438
Ending Subscribers			14,445,000	12,631,000

*	The Company acquired a 34% interest in The DIRECTV Group on December 22, 2003.

News Corporation EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2005

Sky Brasil (in US$)

	3 Months Ended March 31,				9 Months Ended March 31,
	2005		2004		2005		2004
	Millions				Millions (except subscribers)
Revenues (in local currency)	R$	201	R$	166	R$	587	R$	486

Revenues		$76		$57		$210		$167
Operating income		6		4		14		4
Net income (loss)		$(4)		$(12)		$45		$(40)

News’ reportable 49.7% share (in US$)		$(2)		$(6)		$23		$(20)

Net debt (excluding capitalized leases)						$204		$208

Ending Subscribers						868,000		787,000

Innova (in US$) (1)

	3 Months Ended March 31,				9 Months Ended March 31,
	2005		2004		2005		2004
	Millions				Millions (except subscribers)
Revenues (in local currency)	Ps	1,303	Ps	1,141	Ps	3,744	Ps	3,204

Revenues		$114		$97		$320		$272
Operating income		30		21		80		49
Net income (loss)		$17		$13		$55		$(32)

News’ reportable 30.0% share (in US$)		$6		$4		$17		$(10)

Net debt (excluding capitalized leases)						$200		$348

Ending Subscribers						1,108,000		886,000

News Corporation EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2005

FOXTEL (in A$ and Australian GAAP)

	3 Months Ended March 31,				9 Months Ended March 31,
	2005		2004		2005		2004
	Millions				Millions (except subscribers)
Revenues	A$	280	A$	219 *	A$	769	A$	638 *
Operating loss		(17)		(59)		(117)		(117)
Net loss	A$	(15)	A$	(43)	A$	(94)	A$	(83)

News’ reportable 25% share (in US$ and US GAAP)		$(3)		$(8)		$(17)		$(15)

Net Debt (including capitalized leases)					A$	498	A$	207

Ending Subscribers (including wholesale)						1,162,000		1,074,000
Ending Subscribers (excluding wholesale)						998,000		867,000

*	Amounts have been reclassified to conform to the current fiscal year presentation.

[1]	Please refer to respective companies’ earnings releases for detailed information.

Foreign Exchange Rates

Average foreign exchange rates used in the year-to-date profit results are as follows:

	9 Months Ended March 31,
	2005	2004
Australian Dollar/U.S. Dollar	0.74	0.71
U.K. Pounds Sterling/U.S. Dollar	1.86	1.72
Euro/U.S. Dollar	1.27	1.19

To receive a copy of this press release through the Internet, access News Corp’s corporate Web site located at http://www.newscorp.com

Audio from News Corp’s conference call with analysts on the third quarter results can be heard live on the Internet at 5:00 PM. Eastern Daylight Time today. To listen to the call, visit http://www.newscorp.com

News Corporation EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2005

Cautionary Statement Concerning Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors. More detailed information about these and other factors that could affect future results is contained in our filings with the Securities and Exchange Commission. The “forward-looking statements” included in this document are made only as of the date of this document and we do not have any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law.

CONTACTS:
Reed Nolte, Investor Relations	Andrew Butcher, Press Inquiries
212-852-7092	212-852-7070

News Corporation EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2005

CONSOLIDATED STATEMENTS OF OPERATIONS

	3 Months Ended March 31,		9 Months Ended March 31,
	2005	2004	2005	2004
	US $ Millions (except per share amounts)
Revenues	$6,043	$5,164	$17,751	$15,332
Expenses:
Operating expenses	4,060	3,384	11,925	10,268
Selling, general, and administrative	918	816	2,715	2,379
Depreciation and amortization	176	149	453	428
Other operating charge	—	—	49	—

Operating income	889	815	2,609	2,257
Other income (expense):
Interest expense, net	(143)	(136)	(405)	(400)
Equity earnings of affiliates	91	71	154	88
Other, net	(62)	14	15	34

Income before income tax expense and minority interest in subsidiaries	775	764	2,373	1,979
Income tax expense	(317)	(282)	(773)	(725)
Minority interest in subsidiaries, net of tax	(58)	(48)	(189)	(150)

Net income	$400	$434	$1,411	$1,104

Basic earnings per share:
Class A	$0.14	$0.16	$0.51	$0.43
Class B	$0.12	$0.13	$0.43	$0.36

Diluted earnings per share:
Class A	$0.14	$0.16	$0.50	$0.42
Class B	$0.12	$0.13	$0.42	$0.35

News Corporation EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2005

CONSOLIDATED BALANCE SHEETS

	March 31, 2005	June 30, 2004
	US $ Millions
Assets
Current assets:
Cash and cash equivalents	$5,993	$4,051
Cash on deposit	—	287
Receivables, net	5,016	4,214
Inventories, net	1,745	1,530
Deferred income taxes	355	521
Other	307	396

Total current assets	13,416	10,999

Non-current assets:
Receivables	740	766
Investments	11,169	10,914
Inventories, net	2,366	2,669
Property, plant, and equipment, net	4,440	3,796
Intangible assets	11,383	10,998
Goodwill	11,159	7,153
Other non-current assets	910	1,048

Total non-current assets	42,167	37,344

Total assets	$55,583	$48,343

Liabilities and Shareholders’ Equity
Current liabilities:
Borrowings	$918	$1,084
Accounts payable, accrued expenses and other current liabilities	4,331	3,963
Participations, residuals and royalties payable	1,114	890
Program rights payable	815	654
Deferred revenue	556	467

Total current liabilities	7,734	7,058

Non-current liabilities:
Borrowings	10,013	9,080
Other liabilities	3,813	3,878
Deferred income taxes	4,051	3,620
Minority interest in subsidiaries	198	3,832
Commitments and contingencies
Shareholders’ Equity:
Class A common stock, $0.01 par value	22	19
Class B common stock, $0.01 par value	10	11
Additional paid-in capital	30,564	23,636
Accumulated deficit and accumulated other comprehensive loss	(822)	(2,791)

Total shareholders’ equity	29,774	20,875

Total liabilities and shareholders’ equity	$55,583	$48,343

News Corporation EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2005

CONSOLIDATED STATEMENTS OF CASH FLOWS

	9 Months Ended March 31,
	2005	2004
	US $ Millions
Operating activities:
Net income	$1,411	$1,104
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	453	428
Amortization of cable distribution investments	86	94
Equity earnings of affiliates, net	(154)	(88)
Cash distributions received from investees	78	31
Other, net	(15)	(34)
Minority interest in subsidiaries, net of tax	189	150
Change in operating assets and liabilities, net of acquisitions:
Receivables and other assets	(612)	(370)
Inventories, net	20	(420)
Accounts payable and other liabilities	857	1,104

Net cash provided by operating activities	2,313	1,999

Investing activities:
Property, plant, and equipment	(710)	(213)
Acquisitions, net of cash acquired	(141)	(151)
Investments in associated entities	(142)	(3,213)
Other investments	(30)	(64)
Proceeds from sale of non-current assets	643	549

Net cash used in investing activities	(380)	(3,092)

Financing activities:
Issuance of debt	1,776	440
Repayment of borrowings and exchangeable securities	(2,095)	(616)
Cash on deposit	275	163
Issuance of shares	65	545
Dividends paid	(124)	(106)

Net cash (used in) provided by financing activities	(103)	426

Net increase (decrease) in cash and cash equivalents	1,830	(667)
Cash and cash equivalents, beginning of period	4,051	4,477
Exchange movement on opening cash balance	112	59

Cash and cash equivalents, end of period	$5,993	$3,869

News Corporation EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2005

SEGMENT INFORMATION

	3 Months Ended March 31,		9 Months Ended March 31,
	2005	2004	2005		2004
	US $ Millions		US $ Millions
Revenues
Filmed Entertainment	$1,477	$1,184	$4,726		$3,809
Television	1,414	1,182	3,982		3,748
Cable Network Programming	633	580	1,857		1,741
Direct Broadcast Satellite Television	624	494	1,620		1,179
Magazines and Inserts	283	278	774		729
Newspapers	1,062	914	2,937		2,511
Book Publishing	300	321	1,041		1,009
Other	250	211	814		606

	$6,043	$5,164	$17,751		$15,332

Operating Income
Filmed Entertainment	$251	$218	$949		$810
Television	221	260	608		599
Cable Network Programming	172	111	565		368
Direct Broadcast Satellite Television	(21)	(24)	(247)		(251)
Magazines and Inserts	79	84	216		205
Newspapers	186	176	488		448
Book Publishing	30	36	152		152
Other	(29)	(46)	(122	)(a)	(74)

	$889	$815	$2,609		$2,257

(a)	The nine months ended March 31, 2005 include $49 million of costs associated with our reincorporation in the United States.

News Corporation EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2005

NOTE 1 - SUPPLEMENTAL FINANCIAL DATA

Earnings per share is presented on a combined basis as the Company will not be required to present the two class method beginning in Fiscal 2008. Currently under US GAAP earnings per share is computed individually for the Class A and Class B shares. Class A non-voting shares carry rights to a greater dividend than Class B voting shares through fiscal 2007. As such, net income available to the Company’s common stockholders is allocated between our two classes of common stock. The allocation between classes was based upon the two-class method. Earnings per share by class and by total weighted average shares outstanding (Class A and Class B combined) is as follows:

	3 Months Ended March 31,		9 Months Ended March 31,
	2005	2004	2005	2004
	US $ Millions		US $ Millions
Basic earnings per share:
Class A	$0.14	$0.16	$0.51	$0.43
Class B	$0.12	$0.13	$0.43	$0.36
Total	$0.14	$0.15	$0.48	$0.40
Diluted earnings per share:
Class A	$0.14	$0.16	$0.50	$0.42
Class B	$0.12	$0.13	$0.42	$0.35
Total	$0.13	$0.15	$0.47	$0.40
Weighted average shares outstanding (diluted):
Class A	1,966	1,951	1,969	1,767
Class B	1,045	983	1,014	983

Total	3,011	2,934	2,983	2,750

News Corporation EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2005

NOTE 2 - OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION

Operating income before depreciation and amortization, defined as operating income plus depreciation and amortization and the amortization of cable distribution investments, eliminates the variable effect across all business segments of non-cash depreciation and amortization. Since operating income before depreciation and amortization is a non-GAAP measure it should be considered in addition to, not as a substitute for, operating income, net income, cash flow and other measures of financial performance reported in accordance with GAAP. Operating income before depreciation and amortization does not reflect cash available to fund requirements, and the items excluded from operating income before depreciation and amortization, such as depreciation and amortization, are significant components in assessing the Company’s financial performance. Management believes that operating income before depreciation and amortization is an appropriate measure for evaluating the operating performance of the Company’s business segments. Operating income before depreciation and amortization, which is the information reported to and used by the Company’s chief decision maker for the purpose of making decisions about the allocation of resources to segments and assessing their performance, provides management, investors and equity analysts a measure to analyze operating performance of each business segment and enterprise value against historical and competitors’ data.

The following table reconciles operating income before depreciation and amortization to the presentation of operating income.

	3 Months Ended March 31,		9 Months Ended March 31,
	2005	2004	2005	2004
	US $ Millions		US $ Millions
Operating income	$889	$815	$2,609	$2,257
Depreciation and amortization	176	149	453	428
Amortization of cable distribution investments	28	31	86	94

Operating income before depreciation and amortization	$1,093	$995	$3,148	$2,779

News Corporation EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2005

	For the Three Months Ended March 31, 2005 (US $ Millions)
	Operating income (loss)	Depreciation and amortization	Amortization of cable distribution investments	Operating income (loss) before depreciation and amortization
Filmed Entertainment	$251	$14	$—	265
Television	221	20	—	241
Cable Network Programming	172	10	28	210
Direct Broadcast Satellite Television	(21)	42	—	21
Magazines and Inserts	79	1	—	80
Newspapers	186	70	—	256
Book Publishing	30	1	—	31
Other	(29)	18	—	(11)

Consolidated Total	$889	$176	$28	$1,093

	For the Three Months Ended March 31, 2004 (US $ Millions)
	Operating income (loss)	Depreciation and amortization	Amortization of cable distribution investments	Operating income (loss) before depreciation and amortization
Filmed Entertainment	$218	$14	$—	$232
Television	260	21	—	281
Cable Network Programming	111	10	31	152
Direct Broadcast Satellite Television	(24)	43	—	19
Magazines and Inserts	84	2	—	86
Newspapers	176	41	—	217
Book Publishing	36	2	—	38
Other	(46)	16	—	(30)

Consolidated Total	$815	$149	$31	$995

News Corporation EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2005

	For the Nine Months Ended March 31, 2005 (US $ Millions)
	Operating income (loss)	Depreciation and amortization	Amortization of cable distribution investments	Operating income (loss) before depreciation and amortization
Filmed Entertainment	$949	$39	$—	$988
Television	608	61	—	669
Cable Network Programming	565	30	86	681
Direct Broadcast Satellite Television	(247)	114	—	(133)
Magazines and Inserts	216	4	—	220
Newspapers	488	151	—	639
Book Publishing	152	4	—	156
Other	(122)	50	—	(72)

Consolidated Total	$2,609	$453	$86	$3,148

	For the Nine Months Ended March 31, 2004 (US $ Millions)
	Operating income (loss)	Depreciation and amortization	Amortization of cable distribution investments	Operating income (loss) before depreciation and amortization
Filmed Entertainment	$810	$41	$—	$851
Television	599	69	—	668
Cable Network Programming	368	31	94	493
Direct Broadcast Satellite Television	(251)	128	—	(123)
Magazines and Inserts	205	5	—	210
Newspapers	448	110	—	558
Book Publishing	152	4	—	156
Other	(74)	40	—	(34)

Consolidated Total	$2,257	$428	$94	$2,779